UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2018

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts  02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 26, 2018:

•                  STAG Industrial, Inc., a Maryland corporation (the “Company”), and its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), entered into a credit agreement, dated as of July 26, 2018, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide a revolving unsecured credit facility up to $500 million maturing January 15, 2023 (the “Credit Agreement”).

•                  The Company and the Borrower entered into a term loan agreement, dated as of July 26, 2018, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $175 million term loan maturing January 15, 2024 (the “New Term Loan Agreement”).

•                  The Company and the Borrower entered into a second amendment, dated as of July 26, 2018 (the “Amendment to Term Loan A Agreement”), to amended and restated term loan agreement, dated as of December 20, 2016, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing March 31, 2022.

•                  The Company and the Borrower entered into a second amendment, dated as of July 26, 2018 (the “Amendment to Term Loan B Agreement”), to second amended and restated term loan agreement, dated as of December 20, 2016, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing March 21, 2021.

•                  The Company and the Borrower entered into a third amendment, dated as of July 26, 2018 (the “Amendment to Term Loan C Agreement”), to term loan agreement, dated as of September 29, 2015, with Wells Fargo Bank, National Association and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing September 29, 2020.

•                  The Company and the Borrower entered into a first amendment, dated as of July 26, 2018 (the “Amendment to Term Loan D Agreement”), to term loan agreement, dated as of July 28, 2017, with Bank of America, N.A. and other lenders, pursuant to which the lenders provide an unsecured $150 million term loan maturing January 4, 2023.

Credit Agreement

On July 26, 2018, the Company, through the Borrower, entered into the Credit Agreement with Wells Fargo Bank, National Association and the other lenders named therein.  The Credit Agreement provides for a senior unsecured revolving credit facility up to $500 million, with a sublimit of $50 million for swing line loans and $30 million for letters of credit.  Additionally, the Credit Agreement has a feature that allows the Borrower to request an increase in the aggregate commitments up to $1 billion, subject to certain terms and conditions.  Unless otherwise terminated pursuant to the terms of the Credit Agreement, the credit facility will mature on January 15, 2023.

Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated served as Joint Book Runners on the Credit Agreement, with Wells Fargo Bank, National Association serving as Administrative Agent, L/C Issuer and Swing Line Lender, with Bank of America, N.A. serving as Syndication Agent and an L/C Issuer, and with Capital One, National Association, Regions Bank and TD Bank, N.A. serving as Co-Documentation Agents.  The other lenders are Capital One, National Association, PNC Capital markets, LLC, Regions Capital Markets and TD Securities (USA) LLC.  The Borrower paid the Administrative Agent customary fees in connection with its services related to the Credit Agreement.

Principal Outstanding:  The Credit Agreement replaced the Borrower’s previous $450 million revolving unsecured credit facility pursuant to a credit agreement, dated as of December 18, 2014.  On July 26, 2018, the Borrower drew $92 million in proceeds from the Credit Agreement and used the proceeds to repay the balance outstanding under the previous revolving credit facility. Funds from the outstanding balance had been used to fund acquisitions under contract and working capital needs. On July 27, 2018, the Borrower repaid $82 million of the $92 million balance, using $75 million in proceeds from Term Loan D and $7 million in available cash.

Interest Rate:  Borrowings under the Credit Agreement bear interest at a floating rate per annum equal to, at the Borrower’s election, LIBOR or the Base Rate (each as defined in the Credit Agreement) plus a spread.  Until the Company achieves at least two debt ratings among Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC (or their successors), the spread is determined by a leverage-based pricing grid.  Depending upon the Company’s consolidated leverage ratio, the leverage-based spread ranges from 1.05% to 1.50% for LIBOR borrowings and from 0.05% to 0.50% for Base Rate borrowings.  If and when the Company achieves the two or more debt ratings, the spread is determined by a performance-based pricing grid.  Depending upon the Company’s debt ratings, the performance-based spread ranges from 0.775% to 1.45% for LIBOR borrowings and from 0.00% to 0.45% for Base Rate borrowings.

Facility Fee:  The Credit Agreement provides for a facility fee payable by the Borrower in accordance with its Applicable Percentage (as defined in the Credit Agreement) equal to the Applicable Rate (as defined in the Credit Agreement) times the actual daily amount of the outstanding commitments.

Covenants:  The Borrower’s ability to borrow, maintain borrowings and avoid default under the Credit Agreement is subject to the Company’s ongoing compliance with a number of customary financial and other covenants.

Pursuant to the terms of the Credit Agreement, the Company may not pay distributions that exceed the minimum amount required for the Company to qualify and maintain its status as a real estate investment trust if a default or event of default occurs and is continuing.

Guarantors:  The Company and certain of its subsidiaries guarantee the obligations under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

New Term Loan Agreement

On July 26, 2018, the Company, through the Borrower, entered into the New Term Loan Agreement with Wells Fargo Bank, National Association and the other lenders named therein.  The New Term Loan Agreement provides for a senior unsecured term loan in the original principal amount of up to $175 million.  Additionally, the New Term Loan Agreement includes a feature that allows the Company to request an increase the aggregate size of the term loan up to $350 million, subject to certain terms and conditions.  Unless otherwise terminated pursuant to the terms of the New Term Loan Agreement, the term loan will mature on January 15, 2024.

Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated served as Joint Book Runners, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Capital One, National Association, PNC Capital Markets, LLC, Regions Capital Markets and TD Securities (USA) LLC served as Joint Lead Arrangers on the New Term Loan Agreement.  Wells Fargo Bank, National Association served as the Administrative Agent.  The other lenders are Raymond James Bank, N.A., Royal Bank of Canada, U.S. Bank, national Association, Branch Banking and Trust Company, and BMO Harris Bank N.A.  The Borrower paid the Joint Lead Arrangers and the Administrative Agent customary fees in connection with their services related to the New Term Loan Agreement.

Principal Outstanding:  The New Term Loan Agreement includes a delayed draw feature that allows the Borrower to draw up to six advances of at least $25 million each until July 25, 2019.  To the extent that the Borrower does not request advances of the $150 million of aggregate commitments by July 25, 2019, the unadvanced commitments terminate.  The Borrower did not make a draw at closing; accordingly, as of July 26, 2018, no amounts were outstanding under the New Term Loan Agreement.

Beginning 90 days after the closing date, the New Term Loan Agreement provides for an unused fee payable to the lenders at a rate per annum of 0.15% of the unadvanced aggregate commitments (currently $175 million).  The unused fee is due and payable monthly until the earliest of (i) the date that commitments of $175 million have been fully advanced, (ii) July 26, 2019 and (iii) the date that the commitments of $175 million have been reduced to zero pursuant to the terms of the New Term Loan Agreement.

Interest Rate:  Borrowings under the New Term Loan Agreement bear interest at a floating rate per annum equal to, at the Borrower’s election, LIBOR or the Base Rate (each as defined in the New Term Loan Agreement) plus a spread.  Until the Company achieves at least two debt ratings among Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC (or their successors), the spread is determined by a leverage-based pricing grid.  Depending upon the Company’s consolidated leverage ratio, the leverage-based spread ranges from 1.20% to 1.70% for LIBOR borrowings and from 0.20% to 0.70% for Base Rate borrowings.  If and when the Company achieves the two or more debt ratings, the spread is determined by a performance-based pricing grid.  Depending upon the Company’s debt ratings, the performance-based spread ranges from 0.85% to 1.65% for LIBOR borrowings and from 0.00% to 0.65% for Base Rate borrowings.

On July 24, 2018, the Company entered into four interest rate swap agreements with a total notional amount of $175 million to fix LIBOR at 2.9187% on borrowings under the New Term Loan Agreement.  The interest rate swap agreements become effective on July 26, 2019 and expire on January 15, 2024.

Covenants:  The Borrower’s ability to borrow, maintain borrowings and avoid default under the New Term Loan Agreement is subject to the Company’s ongoing compliance with a number of customary financial and other covenants substantially consistent with the financial covenants in the Credit Agreement.

Pursuant to the terms of the New Term Loan Agreement, the Company may not pay distributions that exceed the minimum amount required for the Company to qualify and maintain its status as a real estate investment trust if a default or event of default occurs and is continuing.

Guarantors:  The Company and certain of its subsidiaries guarantee the obligations under the New Term Loan Agreement.

The foregoing description of the New Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the New Term Loan Agreement, a copy of which has been filed as Exhibit 10.2 to this report and is incorporated in this Item 1.01 by reference.

Amendments to Term Loan Agreements

On July 26, 2018, the Company and the Borrower entered into the Amendment to Term Loan A Agreement,  Amendment to Term Loan B Agreement, Amendment to Term Loan C Agreement and Amendment to Term Loan D Agreement, to conform certain provisions of such agreements to the Credit Agreement and the New Term Loan Agreement.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the amendments, copies of which have been filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this report and are incorporated in this Item 1.01 by reference.

ITEM 2.03.                               CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1

Credit Agreement, dated as of July 26, 2018, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.2

Term Loan Agreement, dated as of July 26, 2018, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.3

Second Amendment to Amended and Restated Term Loan Agreement, dated as of July 26, 2018 by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.4

Second Amendment to Second Amended and Restated Term Loan Agreement, dated as of July 26, 2018 by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.5

Third Amendment to Term Loan Agreement, dated as of September July 26, 2018, by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto.

10.6

First Amendment to Term Loan Agreement, dated as of July 26, 2018 by and among STAG Industrial Operating Partnership, L.P., as Borrower, STAG Industrial, Inc., as a Guarantor, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: July 31, 2018	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary